                     AGREEMENT CONCERNING ISSUANCE OF SHARES
                       AND RELATED CORPORATE TRANSACTIONS


         THIS AGREEMENT is made and entered into as of this 13th day of March, 2000, by and among BRUNSWICK CAPITAL PARTNERS, INC. ("Brunswick"), SHANECY, INC. ("Shanecy"), GREG L. TICKNOR ("Ticknor"), JEREMY KUIPER ("Kuiper"), DAVID S. ANDERA ("Andera"), and SCOTT SWAIN ("Swain").


                                 R E C I T A L S

         Shanecy, as successor to Thesseus International Asset Fund, N.V. ("Thesseus"), is currently the holder of 400 preferred shares issued by Brunswick, and Ticknor and Christopher N. Giles ("Giles") are currently the owners of 255 shares each of the common capital stock of Brunswick. The parties desire to enter into this Agreement for the purpose of evidencing their agreement concerning (i) the reclassification of the preferred shares of Brunswick currently owned by Shanecy to Series A Preferred Shares of Brunswick,
(ii) the sale of Series B Preferred Shares by Brunswick to Shanecy, (iii) the repurchase by Brunswick of Brunswick common shares previously issued to Giles,
(iv) the sale of common shares by Brunswick to Kuiper, Andera, and Swain, and
(v) certain other transactions as set forth herein.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby conclusively acknowledged, the parties agree as follows:

1.       Definitions.


         (a) "Andera" shall have the meaning set forth in the introductory paragraph of this Agreement.

         (b) "Articles of Amendment" shall mean that certain Articles of Amendment to the Articles of Incorporation of Brunswick as described in Section 3 below and substantially in the form set forth in Exhibit A hereto.


         (c) "Brunswick" shall have the meaning set forth in the introductory paragraph of this Agreement.

         (d)  "Closing" shall have the meaning set forth in Section 18 below.

         (e)  "Closing Date" shall mean the date of the Closing.

         (f) "Common Shares" shall mean the common shares of Brunswick with a par value of $1.00 per share, of which 255 shares are currently held by Giles and 255 shares by Ticknor.

         (g)  "Confidential Information" shall have the meaning set forth in
              Section 22 below.

         (h) "Employment Agreements" shall mean those Employment Agreements described in Section 9 below and in the form substantially set forth as Exhibits B, C, D, and E hereto.

         (i) "Equity Exchange Agreement" shall mean that certain Equity Exchange Agreement dated as of December 1, 1998, among Thesseus, Brunswick, Giles, and Ticknor.

         (j) "Existing Preferred Shares" shall mean the 400 preferred shares initially issued by Brunswick to Thesseus pursuant to the Equity Exchange Agreement and currently held by Shanecy as evidenced by that certain stock certificate no. P-2 issued by Brunswick to Shanecy dated as of ___________, ____.

         (k) "Giles" shall have the meaning set forth in the recitals to this Agreement.

         (l) "Giles Agreement" shall have the meaning set forth in section 8 below, substantially in the form attached as Exhibit F hereto.

         (m) "Individual Shareholders" shall mean Ticknor, Kuiper, Andera, and Swain.

         (n) "Kuiper" shall have the meaning set forth in the introductory paragraph of this Agreement.

         (o) "Litigation" shall mean an action, lawsuit, investigation, audit, or other proceeding before or by any Regulatory Authority.

         (p) "Loan and Security Agreement" shall mean that certain Loan and Security Agreement dated as of May 14, 1999, among Brunswick, Thesseus, and TIC.

         (q) "Order" shall mean any judgment, order, writ, decree, award, ruling, or decision of any Regulatory Authority.

         (r) "Regulatory Authority" shall mean any federal, state, local, or foreign government or governmental authority, agency, or instrumentality; any court of competent jurisdiction; or any arbitrator or arbitration panel.

         (s) "Series A Preferred Shares" shall mean the shares to be issued upon the reclassification of the Existing Preferred Shares.

         (t) "Series B Preferred Shares" shall mean the Series B preferred shares of Brunswick with a par value of $1.00 per share as authorized by Article IV of the Articles of Incorporation of Brunswick as the same is amended by the Articles of Amendment.

         (u) "Shanecy" shall have the meaning set forth in the introductory paragraph of this Agreement.

         (v)  "Shareholders" shall mean Shanecy and the Individual Shareholders.

         (w) "Swain" shall have the meaning set forth in the introductory paragraph of this Agreement.

         (x) "Thesseus" shall have the meaning set forth in the recitals to this Agreement.

         (y)  "TIC" shall mean Ticknor Investment Corporation.

         (z) "TIC Agreement" shall have the meaning set forth in section 7 below, substantially in the form attached as Exhibit G hereto.

         (aa) TIC Note" shall mean that certain Promissory Note dated as of May 14, 1999, in the principal amount of $200,000 issued by Brunswick and made payable to TIC.

         (bb) "Ticknor" shall have the meaning set forth in the introductory paragraph of this Agreement.

         (cc) "Transaction Documents" shall mean this Agreement, the Articles of Amendment, the Employment Agreements, the Giles Agreement, the TIC Agreement, and the Writing in Lieu of Special Meeting of Directors, the Escrow Agreement described in Section 5 hereof and the Writing in Lieu of Special Meeting of Shareholders as described in section 10 below and substantially as set forth in Exhibits H and I, respectively, hereto.

        2. Agreement to Reclassify Existing Preferred Shares. Upon execution of this Agreement, Brunswick shall file with the South Dakota Secretary of State an Amendment to its Articles of Incorporation, to reclassify the Existing Preferred Shares as Series A Preferred Shares. At Closing, Shanecy shall endorse and deliver to Brunswick, for cancellation upon the books and records of Brunswick, the original stock certificate evidencing the Existing Preferred Shares and Brunswick shall issue to Shanecy stock certificates representing 400 Series A Preferred Shares.

        3. Adoption of Articles of Amendment to the Articles of Incorporation. Subject to receipt of all necessary director and shareholder approvals thereof, Brunswick agrees to (i) adopt the Articles of Amendment to the Articles of Incorporation, which provides for a change in the name of Brunswick to eCard Solutions, Inc., and an amendment to Article IV of Brunswick's Articles of Incorporation concerning the rights and privileges of the Series A Preferred Shares and Series B Preferred Shares; and (ii) to execute the Articles of Amendment and deliver the original and a duplicate copy thereof together with the appropriate filing fee to the South Dakota Secretary of State for filing pursuant to SDCL 47-2-15 and 16.

         4. Sale of Additional Common Shares. At Closing Brunswick agrees to sell 255 Common Shares to each of Kuiper, Andera and Swain, and Kuiper, Andera, and Swain agree to purchase such Common Shares, all at a price of $1.00 per share. After such sales each of Ticknor, Kuiper, Andera and Swain will own 25% (255 shares) of the Common Shares of Brunswick.

         5. Sale of Series B Preferred Shares to Shanecy.


            (a) Shanecy agrees to purchase 1,000,000 Series B Preferred Shares from Brunswick and agrees to pay to Brunswick $1.00 per share therefor, for an aggregate sum of One Million Dollars ($1,000,000), in four equal installments of $250,000 each. The first installment shall be paid on the date hereof and the three subsequent installments shall be paid on April 13, May 12 and June 12, respectively. In consideration therefor, at Closing Brunswick shall issue to Shanecy a stock certificate evidencing the 1,000,000 Series B Preferred Shares purchased by Shanecy. Such stock certificate shall be held in escrow pursuant to an Escrow Agreement in substantially the form attached hereto as Exhibit K.

            (b) Failure of Shanecy to make either of the first two installments shall result in forfeiture of such installments and the Series B Preferred Shares as specified in the Escrow Agreement. If Shanecy has made the first two installments but fails to pay all or part of the third or fourth installment, then (i) Shanecy shall forfeit the first two installments and 500,000 Series B Preferred Shares, (ii) Brunswick shall repay in cash any amounts paid by Shanecy in excess of the first two installments, and
                (iii) if Brunwick is unable, in the reasonable determination of its Board of Directors, to repay such amounts in cash within ten business days, then Shanecy shall be entitled to the portion of the Series B Preferred Stock for which it has paid Brunswick. If Shanecy is entitled to a portion of the Series B Preferred Shares pursuant to the foregoing provision, then upon release of the certificate representing 1,000,000 shares of Series B Preferred Shares from the Escrow Agreement, Brunswick shall, within five business days, issue to Shanecy a certificate for the number of shares of Series B Preferred Shares to which it is entitled. For example, if Shanecy pays the first, second third installments but fails to pay the fourth installment, Shanecy would forfeit the first two installments and 500,000 Series B Preferred Shares, Brunswick shall either repay Shanecy $250,000, if the Board of Directors reasonably determines it is able to pay such amount, or issue to Shanecy 250,000 Series B Preferred Shares, and the remaining 250,000 shares associated with the fourth installment would be cancelled).

         6. [Intentionally omitted - Reserved]

         7. Repayment of TIC Note and Cancellation of Contingent Interest. The parties agree that at the Closing, and from the proceeds received from the sale of Common Shares and Series B Preferred Shares as set forth herein, Brunswick shall repayto TIC one-half of the outstanding principal balance of $200,000 and all accrued interest due on such amount under the TIC Note and shall in addition pay to TIC the sum of Twenty-Five Thousand Dollars ($25,000) as one-half of the consideration for an agreement by TIC (the "TIC Agreement") to cancel its Contingent Interest in Net Proceeds received from the sale or securitization of Receivables, as such terms are defined in the Loan and Security Agreement. On April 13, upon receipt of the second installment due from Shanecy for the Series B Preferred Shares, Brunswick shall repay the remaining principal and accrued interest on the TIC Note and the second half ($25,000) of the consideration for the cancellation of the Contingent Interest described above. Upon receipt of all of such payments, Ticknor agrees to cause TIC to execute and deliver to Brunswick (i) the TIC Agreement; (ii) the original of the TIC Note stamped "Paid in Full;" and (iii) an appropriate termination statement releasing the financing statement filed in favor of TIC and against Brunswick with the South Dakota Secretary of State.


         8. Repurchase of Giles Common Shares and Severance Payment to Giles. The parties agree that at Closing Brunswick shall enter into an agreement with Giles (the "Giles Agreement") pursuant to which Brunswick shall purchase the 255 Common Shares currently owned by Giles at a price of $1.00 per share and shall agree to pay to Giles the sum of Fifty Thousand Dollars ($50,000) as a severance payment, which shall be payable in four installments of $12,500 on the date hereof, April 13, May 12 and June 12, respectively, subject to all amounts which Brunswick is required to withhold by law, in connection with the termination of Giles' employment with Brunswick. The parties acknowledge and agree that such amount shall be paid to Giles from the proceeds received by Brunswick from the sale of Common Shares and Series B Preferred Shares as provided herein.

         9. Employment Agreements. The parties agree that at Closing Brunswick and Ticknor, Kuiper, Andera, and Swain shall enter into Employment Agreements substantially in the form set forth as Exhibits B, C, D, and E hereto, respectively.

         10. Management Agreement. Brunswick shall, and Shanecy shall cause its wholly-owned subsidiary CASA@Home, Inc. to enter into a credit card management agreement on terms to be mutually agreed to by the parties following good faith negotiations.

         11. Amendment to By-Laws and Election of Directors. At Closing, Brunswick shall amend its By-Laws pursuant to a Writing in Lieu of Special Meeting of Directors substantially in the form attached as Exhibit G hereto to provide that the number of directors of Brunswick shall initially be six (6) and commencing with Brunswick's annual meeting of shareholders for the year 2001 shall thereafter be that number established by the shareholders each year at the annual meeting of shareholders but not less than three (3) and not more than seven (7). In addition, at Closing, and following the purchase by Brunswick of the Common Shares owned by Giles pursuant to the Giles Agreement and the sale of Common Shares and Series B Preferred Shares pursuant to this Agreement, the Shareholders shall execute and deliver to Brunswick that certain Writing in Lieu of Special Meeting of Shareholders substantially in the form attached as Exhibit H hereto pursuant to which the Shareholders shall elect the following as the board of directors of Brunswick until the next annual meeting of the shareholders of Brunswick: Ticknor, Kuiper, Andera, Swain, Harry Weitzel, and Jason Galanis. So long as any Series A Preferred Shares or Series B Preferred

Shares remain outstanding, Kuiper, Andera, Swain and Ticknor agree to elect 2 nominees of the Series A and Series B Preferred Shareholders to the Board.

         12. Cancellation of Equity Exchange Agreement. The parties agree that effective as of Closing hereunder and the reclassification of the Existing Preferred Shares to Series A Preferred Shares, the Equity Exchange Agreement shall be cancelled (which Thesseus shall consent to) and shall be of no further effect; provided, however, that Section 5.5 ("Confidentiality"), Section 9.6 ("Participation in Proceeds from Credit Card Receivables"), and Article X ("Indemnification") shall remain in full force and effect in accordance with their terms. In connection therewith, Shanecy warrants that it is the successor to all right, title, and interest of Thesseus in and to the Equity Exchange Agreement and that as a result of the assignment of all of its rights thereunder by Thesseus to Shanecy, Thesseus has no right to enforce any interest in the Equity Exchange Agreement.

         13. Representations and Warranties of Brunswick. Brunswick hereby represents and warrants to the other parties hereto as follows:

             (a) Brunswick is a corporation duly organized, validly existing, and in good standing under the laws of the State of South Dakota and has the full power and authority to own its assets and carry on its business in the manner and places where such assets are now owned and such business is now being conducted.

             (b) Brunswick has full power and authority to execute and deliver this Agreement and each other Transaction Document to which it is a party and to perform its obligations hereunder and thereunder. This Agreement has been, and on the Closing Date each other Transaction Document to which Brunswick is a party will be, duly executed and delivered and when so executed and delivered shall constitute a legally valid and binding obligation of Brunswick enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium, or similar laws now or hereafter in effect relating to creditors' rights generally and subject also to equitable principles limiting the enforceability of certain remedies.

             (c) The execution and delivery of this Agreement does not, and the execution and delivery of each other Transaction Document to which it is a party and the performance by Brunswick of its obligations hereunder and thereunder will not, violate any provision of Brunswick's Articles of Incorporation (as amended) or By-Laws and do not and will not conflict with or result in any breach of any condition or provision of, or constitute a default under, or create or give rise to any adverse right of termination or cancellation by, or excuse the performance of, any other person, or result in the creation or imposition of any lien upon Brunswick or any of its assets or the acceleration of the maturity or date of payment or other performance of any other obligation of Brunswick by reason of the terms of any agreement, indenture, instrument, license, lease, lien, or Order to which Brunswick is a party or which it is or purports to be binding upon Brunswick or to which the assets of Brunswick are subject.

             (d) No consent of or notice to any other party is required as to
                 Brunswick in connection with the execution and delivery by Brunswick of this Agreement or any other Transaction Document to which it is a party or the performance of the obligations of Brunswick hereunder or thereunder, other than the approval as required by law by Brunswick's directors and shareholders of the amendments to Brunswick's Articles of Incorporation as set forth in the Articles of Amendment, the approval by Brunswick's directors of the amendment to Brunswick's By-Laws as described in section 10 above, and the approval by the Shareholders of the election of new directors of Brunswick as provided in section 10 above.

             (e) No Litigation is pending or, to the best of Brunswick's knowledge, threatened against Brunswick which could materially affect the assets, operations, or financial or other condition of Brunswick or, in the event of an unfavorable outcome, would prohibit, invalidate or make unlawful, in whole or in part, this Agreement or any other Transaction Document or the carrying out of the provisions hereof or thereof. Brunswick is not in default under any Order enjoining Brunswick in respect of, or the effect of which is to prohibit or curtail Brunswick's performance of, its obligations hereunder or under any other Transaction Document.

             (f) As of the date hereof, the entire authorized capital of
                 Brunswick consists of 100,000 Common Shares and 400 shares of the Existing Preferred Shares of a par value of $1.00 per share. Upon the adoption of the Articles of Amendment and the filing thereof with the South Dakota Secretary of State, the entire authorized capital of Brunswick shall consist of 100,000 Common Shares, and 2,000,000 Preferred Shares of which 400 Shares are classified Series A Preferred Shares and 1,000,000 are classified Series B Preferred Shares. Currently, Brunswick has outstanding 510 Common Shares and 400 Existing Preferred Shares, all of which are validly issued, fully paid, and non-assessable. The Series A Preferred Shares and Series B Preferred Shares will be, at the time of issuance and subject to receipt of the payment due hereunder from Shanecy (with respect to the Series B Preferred Shares), validly issued, fully paid, and non-assessable and free and clear of any liens, claims, or encumbrances. Other than as set forth in this Agreement, there are no agreements, commitments, or arrangements providing for the issuance or sale of capital stock or other interest of Brunswick or any issued or outstanding options, warrants, or rights to purchase, or any security or instrument convertible into or exchangeable for, any capital stock or other interest of Brunswick.

         14. Representations and Warranties of Shanecy. Shanecy hereby represents and warrants to the other parties hereto as follows:

             (a) Shanecy is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and has the full power and authority to own its assets and carry on its business in the manner and places where such assets are now owned and such business is now being conducted.

             (b) Shanecy has full power and authority to execute and deliver this Agreement and each other Transaction Document to which it is a party and to perform its obligations hereunder and thereunder. This Agreement has been, and on the Closing Date each other Transaction Document to which Shanecy is a party will be, duly executed and delivered and when so executed and delivered shall constitute a legally valid and binding obligation of Shanecy enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium, or similar laws now or hereafter in effect relating to creditors' rights generally and subject also to equitable principles limiting the enforceability of certain remedies.

             (c) The execution and delivery of this Agreement do not, and the execution and delivery of each other Transaction Document to which it is a party and the performance by Shanecy of its obligations hereunder and thereunder will not, violate any provision of Shanecy's Articles of Incorporation or By-Laws and do not and will not conflict with or result in any breach of any condition or provision of, or constitute a default under, or create or give rise to any adverse right of termination or cancellation by, or excuse the performance of, any other person, or result in the creation or imposition of any lien upon Shanecy or any of its assets or the acceleration of the maturity or date of payment or other performance of any other obligation of Shanecy by reason of the terms of any agreement, indenture, instrument, license, lease, lien, or Order to which Shanecy is a party or which is or purports to be binding upon Shanecy or to which the assets of Shanecy are subject.

             (d) No consent of or notice to any other party is required as to
                 Shanecy in connection with the execution and delivery by Shanecy of this Agreement or any other Transaction Document to which it is a party or the performance of the obligations of Shanecy hereunder or thereunder.

             (e) No Litigation is pending or, to the best of Shanecy's
                 knowledge, threatened against Shanecy which will materially affect the assets, operations, or financial or other condition of Shanecy or, in the event of an unfavorable outcome, would prohibit, invalidate or make unlawful, in whole or in part, this Agreement or any other Transaction Document or the carrying out of the provisions hereof or thereof. Shanecy is not in default under any Order enjoining Shanecy in respect of, or the effect of which is to prohibit or curtail Shanecy's performance of, its obligations hereunder or under any other Transaction Document.

             (f) Shanecy is the legal and beneficial owner of, and has good and marketable title to, the Existing Preferred Shares.

         15. Representations and Warranties of Individual Shareholders. Each of the Individual Shareholders hereby represents and warrants, as to himself but not concerning any other party, to the other parties hereto as follows:

             (a) Such Individual Shareholder has full legal capacity, power, and authority to execute and deliver this Agreement and each other Transaction Document to which he is a party and to perform his obligations hereunder and thereunder. This Agreement has been, and on the Closing Date, each other Transaction Document to which he is a party will be, duly executed and delivered, and this Agreement is, and each other Transaction Document to which such Individual Shareholder is a party when so executed and delivered on the Closing Date will be, a legally valid and binding obligation of the Individual Shareholder in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium, or other similar laws now or hereafter in effect relating to creditors' rights generally and equitable principles limiting the availability of certain remedies.

             (b) The execution and delivery of this Agreement does not, and the execution and delivery of each other Transaction Document to which he is a party and the performance by such Individual Shareholder of his obligations hereunder and thereunder will not, conflict with or result in any breach of any condition or provision of, or constitute a default under, or create or give rise to any adverse right of termination or cancellation by, or excuse the performance of, any other person, or result in the creation or imposition of any lien upon such Individual Shareholder or any of his assets or the acceleration of the maturity or date of payment or other performance of any other obligation of such Individual Shareholder by reason of the terms of any agreement, indenture, instrument, license, lease, lien, or Order to which such Individual Shareholder is a party or which is or purports to be binding upon such Individual Shareholder or to which the assets of such Individual Shareholder are subject.

             (c) No consent of or notice to any other party is required as to such Individual Shareholder in connection with the execution and delivery by such Individual Shareholder of this Agreement or any other Transaction Document to which he is a party or the performance of the obligations of such Individual Shareholder hereunder or thereunder.

             (d) No Litigation is pending or, to the best of such Individual
                 Shareholder's knowledge, threatened against such Individual Shareholder which will materially affect the assets, operations, or financial or other condition of such Individual Shareholder or, in the event of an unfavorable outcome, would prohibit, invalidate or make unlawful, in whole or in part, this Agreement or any other Transaction Document or the carrying out of the provisions hereof or thereof. Such

                 Individual Shareholder is not in default under any Order enjoining such Individual Shareholder in respect of, or the effect of which is to prohibit or curtail such Individual Shareholder's performance of, his obligations hereunder or under any other Transaction Document.

         16. Investment Representations of the Shareholders. Each of the Shareholders, as to himself or itself but not concerning any other party, makes the following covenants, warranties and representations to Brunswick:

             (a) Such Shareholder is acquiring Common Shares or Series B
                 Preferred Shares, as the case may be, for his or its own account for investment and not with a view to the distribution or resale thereof; has not offered or sold all or any portion of such Common Shares or Series B Preferred Shares and has no present intention of doing so or any present intention to otherwise dispose of all or any portion of the Common Shares or Series B Preferred Shares acquired by him or it.

             (b) Such Shareholder understands and acknowledges that the Common
                 Shares or Series B Preferred Shares to be acquired by him or it, as the case may be, have not been registered with the Federal Securities and Exchange Commission nor with any state securities commission or division and that Brunswick has no intention of so registering the Common Shares or Series B Preferred Shares.

             (c) The Common Shares or Series B Preferred Shares, as the case may be, constitute a suitable investment for such Shareholder, and such Shareholder is fully aware of the limitations on resale of the Common Shares and Series B Preferred Shares, as the case may be, and that the same constitute an illiquid investment for which there currently is no secondary market and for which there may be no secondary market in the future.

             (d) Such Shareholder agrees to not sell, transfer, pledge, hypothecate, or otherwise dispose of the Common Shares or Series B Preferred Shares, as the case may be, acquired by him or it unless (i) a registration statement as required by the Securities Act of 1933 and any applicable state securities statutes shall be in effect with respect thereto, or (ii) such sale, transfer, pledge, hypothecation, or other disposition is exempt from registration under state and federal securities laws. Further, such Shareholder warrants and represents that any such disposition of the Common Shares or Series B Preferred Shares owned by him or it shall be in full compliance with all applicable state and federal securities laws. In the event Brunswick requests an opinion of counsel that such disposition is exempt from state or federal registration requirements, such Shareholder agrees to provide such an opinion of counsel satisfactory to Brunswick.

             (e) Such Shareholder has had adequate opportunity to conduct such investigations and due diligence concerning Brunswick and its business, financial condition, operations, and future prospects as he or it deems prudent under the circumstances and acknowledges that Brunswick makes no representation or warranty concerning the Common Shares, the Series B Preferred Shares, or Brunswick's business, financial condition, operations, or future prospects except as expressly set forth herein.

             (f) Such Shareholder acknowledges that Brunswick is entering into this Agreement in reliance upon the representations and covenants set forth in this section and would not enter into this Agreement if there were any inaccuracy in any of such representations.

             (g) Such Shareholder is an "Accredited Investor" and has executed the certificate attached as Exhibit I hereto.

         17. Conditions to Obligations to Close. The obligation of each party hereto to consummate the transactions set forth herein is subject to the satisfaction (or waiver (except for Sections 17(a), (b), (c) and (d) which cannot be waived)) prior to or at Closing of each of the following conditions:

             (a) Approval of the amendments to the Articles of Incorporation of
                 Brunswick as set forth in the Articles of Amendment by the directors and shareholders of Brunswick as required by applicable South Dakota corporate law.

             (b) Execution by all of the existing directors of Brunswick of the
                 Writing in Lieu of Special Meeting of Directors as described in section 10 above and substantially in the form attached as Exhibit H hereto concerning an amendment to the By-Laws of Brunswick.

             (c) Execution by the Shareholders of the Writing in Lieu of a
                 Special Meeting of Shareholders as described in section 10 above and substantially in the form attached as Exhibit I hereto concerning the election of new directors of Brunswick.

             (d) The approval of the amendments to the Articles of Incorporation of Brunswick set forth in the Articles of Amendment by a majority of the holders of the Existing Preferred Shares.

             (e) Receipt of a Certificate of Amendment from the South Dakota
                 Secretary of State evidencing the effectiveness of the Amendments to Articles of Incorporation.

             (f) Execution by Giles and receipt by Brunswick of the Giles
                 Agreement.

             (g) Execution by TIC and receipt by Brunswick of the TIC Agreement.

             (h) The Escrow Agreement shall have been executed in accordance with Section 5 hereof.

             (i) Each of the representations and warranties of all other parties set forth in this Agreement shall be true in all material respects on and as of the Closing Date.

             (j) Each of the other parties hereto shall have performed and complied with all obligations and conditions to be performed or complied with by him or it hereunder.

             (k) Each of the other parties thereto shall have executed and delivered all other Transaction Documents.

             (l) No statute, rule, or regulation of any Regulatory Authority or any Order shall be in effect which prohibits any party hereto or to the other Transaction Documents from consummating the transactions contemplated hereby or thereby.

         18. Closing. The Closing of the transactions contemplated hereby (the "Closing") shall be held at the offices of Brunswick at 100 South Dakota Avenue, Suite 200, Sioux Falls, South Dakota, and shall be held at such date and time as the parties hereto may agree, except that if Closing has not occurred on or before March __, 2000, this Agreement shall be of no further force or effect whatsoever unless all of the parties hereto agree to a closing after such date. The execution and/or delivery of each document to be executed and/or delivered at the Closing and each other action to be taken at the Closing shall be subject to the condition that every other document to be executed and/or delivered at the Closing is so executed and/or delivered and that every other action to be taken at the Closing is so taken. Except as otherwise specifically provided for herein, all such documents and actions shall be deemed to be executed and/or delivered or taken, as the case may be, simultaneously. When all such documents are so executed and/or delivered and all such actions are so taken, the Closing of the transactions provided for herein shall be effective as of the opening of business on the Closing Date. The provisions of Sections 22 and 23 shall survive Closing.

         19. Deliveries at Closing. At the Closing (i) all parties hereto shall execute and deliver to all other parties all of the Transaction Documents to which they are a party; (ii) Shanecy shall pay the purchase price due from it pursuant to section 5 above for the Series B Preferred Shares; (iii) Brunswick shall issue to Shanecy certificates representing the Series A and Series B Preferred Shares; (iv) each of the Individual Shareholders shall pay the purchase price due from him pursuant to section 4 above for Common Shares purchased by him; (v) Brunswick shall execute and deliver to each of the Individual Shareholders stock certificates representing the Common Shares purchased by each such Individual Shareholder; (vi) Brunswick shall make the payments due to Giles under the Giles Agreement; (vii) Brunswick shall make the payments to TIC required by section 7 of this Agreement and the TIC Agreement; and (viii) each party shall execute and deliver such other documents and take such other actions as may be required of him or it under this Agreement or as may be reasonably necessary in order to effectuate the transactions contemplated hereby or by the other Transaction Documents. Any payments due hereunder shall be paid in collected funds or by any other means agreed upon by the party entitled to such payment.

         20. Termination of Agreement. This Agreement may be terminated at any time prior to the Closing:

             (a) By the mutual agreement of all the parties hereto;

             (b) By any party hereto, if such party is not in breach or default under this Agreement, by giving written notice to such effect to the other parties hereto if the Closing shall not have occurred on or before March __, 2000, or such later date as the parties may have mutually agreed upon; or

             (c) By any party hereto in the event of a material breach by or default of a party under this Agreement.

         21. Effect of Termination. Upon termination of this Agreement, all of the obligations of the parties hereto, save and except those set forth in sections 22 and 23 hereof, shall terminate and be of no further force or effect; provided, however, that no such termination shall relieve a party of any liability to the other parties hereto by reason of any breach of or default by such party under this Agreement.

         22. Confidentiality. In performing his or its obligations pursuant to this Agreement or any other transaction document, each party hereto acknowledges that he or it may have access to or receive disclosure of certain confidential information about another party or the other parties hereto, including without limitation financial information about another party hereto, the names and/or addresses of another party's customers or suppliers, the marketing or business plans and objectives, research, and test results of a party, and other information which is confidential or constitutes a trade secret under applicable law ("Confidential Information"). Notwithstanding the foregoing, however, Confidential Information shall not include information (i) that was or becomes generally available to the public or than as a result of disclosure by a party hereto; (ii) that a party can demonstrate through written records was known to such party prior to being furnished to it by another party hereto; or (iii) that a party can demonstrate through written records was or becomes available to it on a non-confidential basis from a source other than any other party hereto, provided that such source was not known by such party to be bound by a confidentiality agreement.

         Each party hereto agrees that the Confidential Information will be kept confidential and will be used solely for the purpose of consummating the transactions contemplated by this Agreement and the other Transaction Documents and performing the obligations of such party under this Agreement and any other Transaction Documents to which it or he is a party; provided, however, that (i) a party may make any disclosure of Confidential Information of another party to which such other party has given its prior written consent; (ii) a party may disclose Confidential Information to its attorneys, consultants, or financial advisors who may need to know such information for the purpose of providing professional services to such party; and (iii) a party may disclose Confidential Information to the extent required by any subpoena, Order, or legal process provided that such party, if permitted by law, acts promptly to inform the party who is the owner of such Confidential Information of the existence and requirements of such subpoena, Order, or other legal process in order to permit the party to whom such Confidential Information belongs to seek an appropriate protective order or other confidential treatment of such Confidential Information.

         23.      Indemnification.

             (a) Each party hereto shall indemnify and hold the other parties hereto harmless against and in respect of all actions, suits, demands, judgments, costs and expenses (including reasonable attorneys' fees) relating to any damage or deficiency resulting from any misrepresentation, breach of warranty, or non-fulfillment of any agreement on the part of such party under this Agreement.

             (b) A party will have forty-five (45) days after the party becomes aware of a claim, demand or other event for which it may be entitled to indemnity hereunder within which to notify the party from whom indemnification is or will be sought. The party from whom indemnification is sought will have a reasonable opportunity to defend the matter and will bear the cost of that defense. The party claiming a right to indemnity may also fully participate in the defense of the matter and will fully bear the cost of that participation. If the party receiving notice of the matter to which a right of indemnification applies fails to defend, the party claiming the right to receive indemnification will have the right, but not the obligation, to exercise reasonable business judgment in the defense, compromise, or settlement of the matter for the account and at the risk of the party bearing the obligation of indemnification. If the proper defense of a matter reasonably requires the assistance of the party claiming a right to indemnity, then the party claiming indemnity must make available to the defending party such information (including records) and assistance as the defending party reasonably requests. The failure of a party to timely provide notice of a claim of indemnity as required by the first sentence of this subsection (b) shall not relieve the other party of its indemnity obligations hereunder unless, and in such case only to the extent that, such failure to give timely notice has prejudiced the ability of the indemnifying party to defend against such claim.

             (c) In addition to the rights of indemnity set forth herein, the parties hereto shall be entitled to such other rights of indemnity as may be available under any other agreement, arrangement, or applicable law.

         24. No Brokers. Each party hereto represents that it has not retained any broker, finder, or other intermediary in connection with the transactions contemplated by the Transaction Documents and that such party has not committed to pay any broker's fee, finder fee, commission, or similar compensation to any third party relating to such transactions.

         25. Fees and Expenses. Each party hereto shall bear all such costs, fees, and expenses as may be incurred by it in connection with the Transaction Documents and the transactions contemplated thereby.

         26. Relationship of the Parties. Nothing in the Transaction Documents shall be deemed to create any partnership, joint venture, joint enterprise, association, or similar relationship between or among any of the parties hereto or to authorize or empower any party hereto to act on behalf of, obligate, or bind any other party hereto.

         27. Governing Law. This Agreement shall be governed by, and interpreted and enforced in accordance with, the internal laws of the State of South Dakota without regard to its conflict of law rules.

         28. Notices. All notices, requests and approvals required by this Agreement (i) shall be in writing, (ii) shall be addressed to the parties as indicated below unless notified in writing of a change in address, and (iii) shall be deemed to have been given either when personally delivered or when sent by regular United States mail, in which event it shall be sent postage prepaid upon delivery thereof, or, if sent by telegram, facsimile or telex, upon delivery thereof, as follows:

             To Brunswick:         Brunswick Capital Partners, Inc.
                                   100 South Dakota Avenue, Suite 200
                                   Sioux Falls, SD 57104
                                   Attention:  Greg L. Ticknor

             To Shanecy:           Shanecy, Inc.
                                   625 Howe St., Suite 1530
                                   Vancouver, BC Y6C2T6, Canada
                                   Attention:  Michael Bodnar

             To Ticknor:           Greg L. Ticknor
                                   100 South Dakota Avenue, Suite 200
                                   Sioux Falls, SD 57104

             To Kuiper:            Jeremy Kuiper
                                   4921 E. Avondale Circle
                                   Sioux Falls, SD 57110


             To Andera:            David Andera
                                   26624 466th Avenue
                                   Sioux Falls, SD 57106

             To Swain:             Scott Swain
                                   4313 Glenview Road
                                   Sioux Falls, SD 57103

A party may change its address for purposes of receiving notices hereunder by providing written notice thereof to the other parties hereto.

         29. Arbitration. If any disputes or controversies arise between the parties in connection with this Agreement or their acts or duties hereunder such disputes or controversies shall be submitted to and resolved by binding arbitration in accordance with the laws of the state of South Dakota and the rules of the American Arbitration Association. All arbitration proceedings shall be conducted at such place in South Dakota as the parties may agree upon, and in the absence of an agreement concerning the place of arbitration all arbitration proceedings shall be conducted in Sioux Falls, South Dakota. The decision or award of the arbitrator shall be final and binding, and judgment thereon may be entered in a state or federal court with jurisdiction over the parties. It is understood that the arbitrator shall have no authority to add to, subtract from, or modify any provision of this Agreement.

         30. General Matters.

             (a) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided, however, that no party hereto may assign this Agreement or its rights or privileges hereunder to any other party without the express prior written consent of all other parties hereto.

             (b) If any particular provision of this Agreement shall be determined to be void or unenforceable such determination shall not terminate the remainder of this Agreement, and this Agreement shall remain in full force and effect and shall be reformed to the greatest extent legally permissible in order to effectuate the original intent of the parties.

             (c) This Agreement expresses the entire agreement of the parties with respect to the matters addressed herein and may not be amended or modified except pursuant to a written amendment signed by all the parties hereto. No course of dealing or omission or delay on the party of any party hereto in asserting or exercising any right hereunder shall constitute or operate as a waiver of such right and no waiver of any provision hereof shall be effected unless in writing and signed by or on behalf of the party against whom the waiver is asserted. No waiver shall be deemed a continuing waiver or a waiver in respect of any other or subsequent breach or default or performance due hereunder, unless expressly so stated in writing.

         31. Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

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                                      -17-

         IN WITNESS WHEREOF, the parties have entered into this Agreement as of the date set forth above.

                                        BRUNSWICK CAPITAL PARTNERS INC.



                                        By:  /s/ Greg L. Ticknor
                                             ----------------------------------
                                             Greg L. Ticknor
                                             Its President
                                             ----------------------------------


                                        SHANECY, INC.


                                        By:  /s/ Harry J. Weitzel
                                             ----------------------------------
                                             Harry J. Weitzel
                                             Its Chief Executive Officer
                                             ----------------------------------


                                        /s/ Greg L. Ticknor
                                        ---------------------------------------
                                        Greg L. Ticknor


                                        /s/ Jeremy Kuiper
                                        ---------------------------------------
                                        Jeremy Kuiper


                                        /s/ David Andera
                                        ---------------------------------------
                                        David Andera


                                        /s/ Scott Swain
                                        ---------------------------------------
                                        Scott Swain

                              ADDENDUM TO AGREEMENT
                          CONCERNING ISSUANCE OF SHARES
                       AND RELATED CORPORATE TRANSACTIONS
                              DATED MARCH 13, 2000

         This Addendum is made and entered into by and among eCard Solutions, Inc. f/k/a Brunswick Capital Partners, Inc. ("Brunswick"), Shanecy, Inc. ("Shanecy"), Shanecy Holdings, Inc. ("Shanecy Holdings"), Greg L. Ticknor ("Ticknor"), Jeremy Kuiper ("Kuiper"), David S. Andera ("Andera") and Scott Swain ("Swain").

         The parties hereto have entered into an Agreement Concerning Issuance of Shares and Related Corporate Transactions dated March 13, 2000 (hereinafter the "Master Agreement"), and wish to amend and modify such Master Agreement as set forth herein.

         Capitalized terms not otherwise defined herein shall have the meanings set forth in the Master Agreement.

              1. The Master Agreement provides that the Existing Preferred Shares are currently held by Shanecy as evidenced by that certain Stock Certificate No. P-2 with the date of such issuance left blank. The parties hereby acknowledge and agree that the Existing Preferred Shares are currently held by Shanecy Holdings, a Nevada corporation and wholly-owned subsidiary of Shanecy, as evidenced by that certain Stock Certificate No. P-2 issued by Brunswick to Shanecy Holdings dated as of January 18, 2000.

              2. The Master Agreement provides that upon its execution Brunswick shall issue to Shanecy stock certificates representing 400 Series A Preferred Shares. The parties hereby acknowledge and agree that Brunswick shall issue to Shanecy Holdings stock certificates representing 400 Series A Preferred Shares. All rights and privileges of Series A Preferred Shares provided in the Master Agreement belong to Shanecy Holdings.

              3. Shanecy Holdings and Shanecy jointly and severally agree to be bound by the obligations of Shanecy in the Master Agreement.

              4. Representations and Warranties of Shanecy Holdings. Shanecy Holdings hereby represents and warrants to the other parties hereto as follows:

                      (a) Shanecy Holdings is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada and has the full power and authority to own its assets and carry on its business in the manner and places where such assets are now owned and such business is now being conducted.

                      (b) Shanecy Holdings has full power and authority to execute and deliver this Agreement and each other Transaction Document to which it is a party and to perform its obligations hereunder and thereunder. This Agreement has been, and as of the Closing Date each other Transaction Document to which Shanecy Holdings is a party is, duly executed and delivered and when so executed and delivered shall constitute a legally valid and binding obligation of Shanecy Holdings enforceable against it in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium, or similar laws now or hereafter in effect relating to creditors' rights generally and subject also to equitable principles limiting the enforceability of certain remedies.

                      (c) The execution and delivery of this Agreement do not, and the execution and delivery of each other Transaction Document to which it is a party and the performance by Shanecy Holdings of its obligations hereunder and thereunder will not, violate any provision of Shanecy Holdings' Articles of Incorporation or By-Laws and do not and will not conflict with or result in any breach of any condition or provision of, or constitute a default under, or create or give rise to any adverse right of termination or cancellation by, or excuse the performance of, any other person, or result in the creation or imposition of any lien upon Shanecy Holdings or any of its assets or the acceleration of the maturity or date of payment or other performance of any other obligation of Shanecy Holdings by reason of the terms of any agreement, indenture, instrument, license, lease, lien, or Order to which Shanecy Holdings is a party or which is or purports to be binding upon Shanecy Holdings or to which the assets of Shanecy Holdings are subject.

                      (d) No consent of or notice to any other party is required as to Shanecy Holdings in connection with the execution and delivery by Shanecy Holdings of this Agreement or any other Transaction Document to which it is a party or the performance of the obligations of Shanecy Holdings hereunder or thereunder.

                      (e) No Litigation is pending or, to the best of Shanecy Holdings' knowledge, threatened against Shanecy Holdings which will materially affect the assets, operations, or financial or other condition of Shanecy Holdings or, in the event of an unfavorable outcome, would prohibit, invalidate or make unlawful, in whole or in part, this Agreement or any other Transaction Document or the carrying out of the provisions hereof or thereof. Shanecy Holdings is not in default under any Order enjoining Shanecy Holdings in respect of, or the effect of which is to prohibit or curtail Shanecy Holdings performance of, its obligations hereunder or under any other Transaction Document.

                      (f) Shanecy Holdings is the legal and beneficial owner of, and has good and marketable title to, the Existing Preferred Shares.

              5. The parties hereby acknowledge and agree that Sections 18 and 20 of the Master Agreement shall be modified to provide that the Agreement shall be of no further force or effect if Closing has not occurred on or before March 13, 2000.

              6. Except as modified hereunder, all of the terms and conditions set forth in the Master Agreement are hereby ratified and confirmed.

         IN WITNESS WHEREOF, the parties have executed this Addendum as of the 13th day of March, 2000.


                                         BRUNSWICK CAPITAL PARTNERS INC.



                                         By:  /s/ Greg L. Ticknor
                                              --------------------------------
                                              Greg L. Ticknor
                                              Its President
                                              --------------------------------


                                         SHANECY, INC.


                                         By:  /s/ Harry J. Weitzel
                                              --------------------------------
                                              Harry J. Weitzel
                                              Its Chief Executive Officer
                                              --------------------------------


                                         /s/ Greg L. Ticknor
                                         -------------------------------------
                                         Greg L. Ticknor


                                         /s/ Jeremy Kuiper
                                         -------------------------------------
                                         Jeremy Kuiper

                                         /s/ David Andera
                                         -------------------------------------
                                         David Andera


                                         /s/ Scott Swain
                                         -------------------------------------
                                         Scott Swain